MPS GROUP, INC. AND SUBSIDIARIES


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of MPS Group, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy D. Payne, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Timothy D. Payne
--------------------------
Timothy D. Payne
President, Chief Executive
Officer and Director
May 15, 2003



A signed original of this written statement required by Section 906 has been provided to MPS Group, Inc. and will be retained by MPS Group, Inc. and furnished to the Securities & Exchange Commission or its staff upon request.